UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2026

THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)
321 Billerica Road Chelmsford, Massachusetts (Address of principal executive offices)	01824 (Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 7, 2026, the Cannabist Company Holdings Inc. (the “Company” or “Cannabist”) and Columbia Care Delaware, LLC, a subsidiary of the Company (“Columbia Care Delaware”), completed the previously announced sale (the “Delaware Asset Purchase Agreement”) of substantially all of its assets related to its business operating in Delaware.

At the closing of the transactions contemplated by the Delaware Asset Purchase Agreement (the “Closing”), Arboretum DE PermitCo LLC, a Delaware limited liability company (“Buyer”), as successor by assignment to Parma Holdco LLC, a Nevada limited liability company, purchased such assets for a total consideration of $16.5 million, consisting of $14.025 million (subject to customary working capital adjustments) payable at the Closing and the remaining $2.475 million (the “Offset Escrow Amount”) to be escrowed at Closing and to be released to the Company on the date that is twelve months following Closing; provided, that (i) $825,000 of the Offset Escrow Amount less any purchase price adjustment shortfall amount shall be released upon completion of the post-closing purchase price adjustment and (ii) any amounts of the Offset Escrow Amount under dispute shall not be released until such dispute is resolved between the parties or otherwise finally determined in accordance with the Delaware Asset Purchase Agreement. The purchase price is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, and certain transaction payments as of Closing.

Item 8.01	Other Events.

As previously disclosed, on March 24, 2026, the Company and The Cannabist Company Holdings (Canada) Inc. commenced a proceeding under the jurisdiction of the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) (the “CCAA Proceedings”). On April 2, 2026, the Canadian Court entered an amended & restated initial order (the “Initial Order”) in the CCAA Proceedings authorizing the Company to incur no further expenses in relation to any filings that may be required by any federal, state, provincial or other law respecting securities or capital markets in Canada or the United States, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On March 26, 2026, the Company was granted provisional relief under chapter 15 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) which included enforcing the Initial Order on a provisional basis in the United States. On May 12, 2026, a hearing is scheduled before the Bankruptcy Court with respect to recognition of the Initial Order on a final basis.  The Audit Committee of the Board of the Company has determined that, following the Closing, the Company will be unable to continue filing the periodic reports required by Section 13(a) under the Exchange Act without unreasonable effort and expense.  Accordingly, the Company does not intend to file the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or any quarterly reports on Form 10-Q for subsequent periods ended from the date of the Initial Order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

	By:	/s/ David Sirolly
	Name:	David Sirolly
	Title:	Chief Legal Officer & General Counsel

Date: May 7, 2026